Exhibit 3(b)2
                     SOUTHWESTERN PUBLIC SERVICE COMPANY

                                    BYLAWS

                   (as amended through September 29, 1997)

                                  ARTICLE I

                                 Shareholders

      Section 1. Annual Meeting. The annual meeting of the shareholders of the Company for the election of directors and for the transaction of any other business that may be properly brought before the meeting shall be held at a place, date, and hour designated by resolution of the Board of Directors.

      Section 2. Special Meetings. Special meetings of the shareholders for any purpose or purposes shall be called by the Secretary upon receipt of a written request from the Chairman of the Board, the Vice Chairman of the Board, the President, a majority of the directors, or any person or persons authorized by the New Mexico Business Corporation Act (the "Act") to request such a meeting. Special meetings of the shareholders shall be held at a place, date, and hour designated by the Chairman of the Board, the Vice Chairman of the Board, the President, or by resolution of the Board of Directors.

      Section 3. Procedure. At each meeting of the shareholders, the Chairman of the Board or, in his or her absence, the Vice Chairman of the Board or the President shall act as chairman of the meeting. The chairman of the meeting shall determine the order of business and all other matters of procedure. The chairman of the meeting may establish rules to maintain order and to conduct the meeting. The chairman of the meeting shall act in his or her absolute discretion, and his or her rulings are not subject to appeal.

                                  ARTICLE II

                                  Directors

      Section 1. Board of Directors. The business of the Company shall be managed by a Board of Directors. The number of directors constituting the Board of Directors shall be established from time to time by resolution of the Board of Directors, subject to any limitations set forth in the Amended and Restated Articles of Incorporation. A Chairman of the Board and/or a Vice Chairman of the Board may be chosen from among the directors.

      No person who has attained the age of 65 shall be eligible for election as a director of the Company unless he or she is a non-employee member of the Board of Directors. No non-employee director who has attained the age of 70 shall serve as a director effective with the next annual meeting of the shareholders. No director who was also an officer of the Company or any affiliate of the Company when he or she ceased being an officer or attained the age of 65 shall serve as a director effective with the first day of the following month after ceasing to be an officer or attaining the age of 65.


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      Section 2.  Regular   Meetings.   Regular   meetings  of  the  Board  of
Directors may be held without notice at times and places determined by the Board of Directors.

      Section 3. Special Meetings. Special meetings of the Board of Directors shall be called by the Secretary upon the receipt of a request from the Chairman of the Board, the Vice Chairman of the Board, the President, or any two directors. Notice of special meetings shall be given to each director at any time before the special meeting either personally or by telephone (including by message or recording device) or telegraph or facsimile not less than two hours before the meeting or by mail not less than three days before the meeting. Any notice shall be directed to the address or telephone number of each director as furnished to the Secretary for that purpose.

      Section 4. Adjournment of Meetings. The directors may adjourn from time to time any regular or special meeting at which a quorum is present, without notice other than announcement at the meeting. The adjourned meeting may be called to order at any time without further notice, and any business may be transacted which might have been transacted at the original meeting.

      Section 5. Compensation of Directors. The Board of Directors may by resolution provide for payment of fees for attendance at meetings of the Board of Directors and the reimbursement of expenses of directors in attending meetings. The Board of Directors may also by resolution provide for the payment of other fees or compensation to members of the Board of Directors.

      Section 6. Authority to Appoint Committees and Delegate Authority. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees, each of which, except to the extent limited by law, the Amended and Restated Articles of Incorporation, these Bylaws, and the resolution establishing the committee, shall have and may exercise all of the authority of the Board of Directors, and may also prescribe rules of operation of the committee. Regular meetings of any committee may be held without notice at times and places determined by the Board of Directors or the committee. Special meetings of any committee shall be called by the Secretary upon the receipt of a request from the Chairman of the Board, the Vice Chairman of the Board, the President, the chairman of the committee, or any member of the committee. Notice of special meetings shall be given in the same manner as provided in
Section 3 of this Article II.

                                 ARTICLE III

                                   Officers

      Section 1. Number. The officers of the Company shall be a President, a Secretary, and a Treasurer, and may include a Chairman of the Board, a Vice Chairman of the Board, a chief executive officer, a chief operating officer, a chief financial officer, one or more Vice Presidents (one or more of whom may be designated Executive Vice President or Senior Vice President), a Controller, and/or a chief accounting officer.
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      Section 2.  Election and Term of Office.  Each officer  shall be elected by the Board of Directors and shall hold office until the meeting of the Board of Directors following the next annual meeting of the shareholders and until his or her successor has been elected and qualified or until his or her earlier retirement, disability, death, resignation, or removal.

      Section 3. Removal and Vacancies. Any officer may be removed at any time with or without cause by the Board of Directors. A vacancy in any office may be filled for the unexpired portion of the term in the same manner as provided for election to the office.

      Section 4. Assistant Officers. The Company may have such assistant officers as the Board of Directors may elect. Each assistant officer shall hold office at the pleasure of, and may be removed at any time with or without cause by, the Board of Directors. Assistant officers may include one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers.

      Section 5. Duties. Each officer shall have the authority and shall perform the duties as may be assigned by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, or the President, or as shall be conferred or required by law or these Bylaws, or as shall be normally incidental to the office. Unless otherwise restricted by the Board of Directors from time to time, (i) the Chairman of the Board, the Vice Chairman of the Board, the President, the chief executive officer, the chief operating officer, the chief financial officer, and any Vice President of the Company (including Executive Vice Presidents, Senior Vice Presidents, and Assistant Vice Presidents) may execute and deliver instruments and contracts on behalf of the Company and otherwise may bind the Company, and (ii) any of the foregoing officer-signatories and the Board of Directors may delegate to any other person, in writing, the authority to execute and deliver instruments and contracts on behalf of the Company and otherwise bind the Company.

                                  ARTICLE IV

        Indemnification of Directors, Officers, Employees, and Agents

      Section 1. Mandatory Indemnification. Each person who is a party or is threatened to be made a party, either as plaintiff, defendant, respondent, or otherwise, to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a "Proceeding"), based upon, arising from, relating to, or by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation or non-profit corporation, cooperative, partnership, joint venture, trust, or other incorporated or unincorporated enterprise, or any employee benefit plan or trust (each, a "Company Affiliate"), shall be indemnified and held harmless by the Company to the fullest extent authorized by the Act, as the same exists on the date of the adoption of these Bylaws or as may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted by the Act prior to such amendment), against any and all expenses, liability, and loss (including, without limitation, investigation expenses and expert witnesses' and attorneys' fees and expenses, judgments, penalties, fines, and amounts paid or to be paid

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in settlement)  actually  incurred by such person in connection  therewith.  The right to indemnification conferred in this Article IV shall be a contract right and shall include the right to be paid by the Company for expenses incurred in defending or prosecuting any Proceeding in advance of its final disposition.

      For purposes of this Article IV, references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan or trust; and references to "serving at the request of the Company" shall include any service as a director, officer, employee, or agent of the Company which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan or trust, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan or trust shall be deemed to have acted in a manner "not opposed to the best interests of the Company."

      The Company's indemnity of any person who was or is serving at its request as a director, officer, partner, trustee, employee, or agent of a Company Affiliate shall be reduced by any amounts such person may collect as indemnification from such Company Affiliate.

      Section 2. Recovery Against the Company. If a claim under Section 1 of this Article IV is not paid in full by the Company within thirty days after a written claim has been received by the Company, except in the case of a claim for expenses to be incurred in defending a Proceeding in advance of its final disposition (in which case the applicable period shall be ten days), the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification under this Article IV upon submission of a written claim (and any required undertaking and/or affirmations required by the Act) and thereafter the Company shall have the burden of proof to overcome the presumption that the claimant is not so entitled. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the Act, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      Section 3. Non-Exclusive Right. The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article IV shall not be exclusive of any other right to which any person may be entitled under any statute, provision of the Amended and Restated Articles of Incorporation, or Bylaw, any agreement, a resolution of shareholders or directors, or otherwise both as to action in such person's official capacity and as to action in another capacity while holding such office.

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      Section 4.  Insurance.  The Company may purchase and maintain  insurance or furnish similar protection, including, but not limited to, providing a trust fund, letter of credit, or self-insurance, on behalf of any person who is a director, officer, employee, or agent of the Company or who, while a director, officer, employee, or agent of the Company, is serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of a Company Affiliate, against any liability asserted against and incurred by such director, officer, employee, or agent in such capacity or arising out of such director's, officer's, employee's, or agent's status as such, whether or not the Company would have the power to indemnify such director, officer, employee, or agent against such liability under the Act.

      Section 5. Delegation of Authority. The Company may, by action of its Board of Directors, authorize one or more officers to grant rights to indemnification and advancement of expenses to employees or agents of the Company on such terms and conditions as such officer or officers deem appropriate under the circumstances.

      Section 6. Continuing Effect. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IV shall, unless otherwise provided when authorized, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such persons. Anything in this
Article IV to the contrary notwithstanding, no elimination or amendment of this Bylaw adversely affecting the right of any person to indemnification or advancement of expenses hereunder shall be effective until the sixtieth day following notice to such indemnified person of such action, and no elimination or amendment of these Bylaws shall deprive any such person of such person's rights hereunder arising out of alleged or actual occurrences, acts, or failures to act which had their origin prior to such sixtieth day.

      Section 7. Severability. In case any provision in this Article IV shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Company to afford indemnification and advancement of expenses to the persons indemnified hereby to the fullest extent permitted by law.

      Section 8. Notice to Shareholders. Submission of these Bylaws to the shareholders of the Company for ratification shall constitute notice to the shareholders of the Company and shall be the only notice which the Company shall be required to give the shareholders of the Company with respect to any of the matters covered hereby, including, without limitation, the Company's entering into any agreement or making other arrangements providing for the indemnification of or the advancement of expenses to a director, officer, employee, or agent, the actual advancement of expenses to a director, officer, employee, or agent of the Company, or the payment of any other liability or indemnification to or on behalf of a director, officer, employee, or agent.

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                                  ARTICLE V

                  Share Certificates and Transfer of Shares

      Section 1. Share Certificates. Shares of stock of the Company may, at the discretion of the Board of Directors, be represented by certificates or may be uncertificated. Any share certificates of the Company shall be in the form and contain the provisions determined by the Board of Directors and required by the Act.

      Section 2.  Transfer  Rules.  The Board of  Directors,  the  Chairman of
the Board, the Vice Chairman of the Board, the President, or the Secretary may from time to time promulgate rules or regulations as it or such officer may deem advisable concerning the issue, transfer, registration, or replacement of share certificates of the Company.

      Section 3. Registered Shareholders. The Company shall be entitled to treat the holder of record of any share or shares as the holder in fact of those shares. The Company shall not be bound to recognize any equitable or other claim to or interest in any shares on the part of any other person, regardless of whether the Company has actual or imputed knowledge of a claim of interest, except as otherwise required by the Act.

                                  ARTICLE VI

                             Fiscal Year and Seal

      Section 1. Fiscal Year. The fiscal year of the Company shall begin on the first day of January and end on the last day of December each year.

      Section 2. Seal. The seal of the Company shall be circular in form. Around the margin of the seal shall be placed the words "Southwestern Public Service Company" and in the center the words "Corporate Seal Incorporated 1921 New Mexico."

                                 ARTICLE VII

                                  Amendments

      These Bylaws may be altered, amended, or repealed by the affirmative vote of a majority of the Board of Directors at any regular meeting or, if notice of intention to amend, alter, or repeal the Bylaws is given in the notice of the meeting, at any special meeting of the Board of Directors. These Bylaws may also be altered, amended, or repealed by the shareholders by the affirmative vote of the holders of a majority in interest of the shares issued and outstanding and entitled to vote.


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